UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2014

Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or other Jurisdiction of Incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Identification No.)

75 State Street, Boston, Massachusetts (Address of Principal Executive Offices)	02109 (Zip Code)

Registrant’s telephone number, including area code:  (617) 346-7200

n/a

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Santander Holdings USA, Inc. (the “Company”) is filing, as Exhibit 23.1 to this Current Report on Form 8-K, the consent of Deloitte & Touche LLP (“Deloitte”) to the Company’s incorporation by reference into certain of its registration statements of Deloitte’s report dated March 5, 2014, relating to the consolidated financial statements of Santander Consumer USA Holdings Inc. and its subsidiaries (“SCUSA”), included in Exhibit 99.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

The Company is also filing, as Exhibit 23.2 to this Current Report on Form 8-K, the consent of Deloitte to the Company’s incorporation by reference into certain of its registration statements of Deloitte’s reports dated March 14, 2014, relating to the consolidated financial statements of the Company, and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, in order to correct a typographical error included in the consent filed as Exhibit 23.1 to such Annual Report.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
23.1	Consent of Deloitte and Touche LLP, dated March 27, 2014, with respect to the consolidated financial statements of Santander Consumer USA Holdings Inc.
23.2	Consent of Deloitte and Touche LLP, dated March 14, 2014, with respect to the consolidated financial statements of Santander Holdings USA, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.
Dated: March 28, 2014	By: Name: Title:	/s/ Gerard A. Chamberlain Gerard A. Chamberlain Senior Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Deloitte and Touche LLP, dated March 27, 2014, with respect to the consolidated financial statements of Santander Consumer USA Holdings Inc.
23.2	Consent of Deloitte and Touche LLP, dated March 14, 2014, with respect to the consolidated financial statements of Santander Holdings USA, Inc.